As filed with the Securities and Exchange Commission on October 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Rentals, Inc.
United Rentals (North America), Inc.
(Exact Names of Registrants as Specified in their Charters)

Delaware Delaware	7359	06-1522496 86-0933835
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

100 First Stamford Place, Suite 700
Stamford, Connecticut 06902
(203) 622-3131
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrants’ Principal Executive Offices)

Joli L. Gross
Senior Vice President, Chief Legal & Sustainability Officer and Corporate Secretary
100 First Stamford Place, Suite 700
Stamford, Connecticut 06902
(203) 622-3131
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert W. Downes Neal McKnight Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Ryan Patrone Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, New York 10001 (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

PROSPECTUS
United Rentals, Inc.
Common Stock
Preferred Stock
Warrants
United Rentals (North America), Inc.
Debt Securities
(and guarantees thereon)

United Rentals, Inc. (the “Guarantor”) may, from time to time, offer and sell common stock, preferred stock and warrants. United Rentals (North America), Inc. (“URNA”) may, from time to time, offer and sell debt securities, which may be senior, senior subordinated or subordinated, and the Guarantor will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The preferred stock of the Guarantor and the debt securities of URNA may be convertible into, or exchangeable for, common stock, preferred stock or other securities of the Guarantor. The warrants of the Guarantor may be exercisable for debt securities of URNA, common stock of the Guarantor or preferred stock of the Guarantor. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
The common stock of the Guarantor is traded on the New York Stock Exchange under the symbol “URI”. On October 21, 2026, the closing sale price of our common stock on the New York Stock Exchange was $1,068.98 per share.
You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.
Investing in our securities involves certain risks. See the section titled “Risk Factors” beginning on page 6 of this prospectus and on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 23, 2026.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS RESPECTIVE DATE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet website at http://www.sec.gov.
We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus or any applicable prospectus supplement or free writing prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference therein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any documents filed by us with the SEC after the date of this prospectus or after the date of a document incorporated by reference into this prospectus, and, in each case, before the date that the offering of the securities by means of this prospectus is terminated, and that is incorporated by reference into this prospectus, will automatically update and, where applicable, supersede any information contained in this prospectus or such earlier filed document, respectively.
We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on January 28, 2026;

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 22, 2026;

(3)
Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on July 22, 2026;

(4)
Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed on October 21, 2026;

(5)
Current Reports on Form 8-K filed on January 28, 2026 (Item 8.01 only), February 4, 2026 (Item 5.02 only), May 8, 2026 and June 18, 2026;

(6)
The description of our capital stock contained in a registration statement filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

(7)
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.
When we refer to “United Rentals,” the “Company,” “we,” “our” or “us” in this prospectus, we mean the Guarantor and its consolidated subsidiaries unless otherwise specified and unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS
We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled “Risk Factors” below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

THE COMPANY
United Rentals is the largest equipment rental company in the world, with an integrated network of 1,795 rental locations as of September 30, 2026. We primarily operate in the United States and Canada, and have a smaller presence in Europe, Australia and New Zealand. In 2025 and the nine months ended September 30, 2026, we generated total revenue of $16.1 billion and $13.3 billion, including $13.8 billion and $11.6 billion of equipment rental revenue, respectively.
As of September 30, 2026, our fleet of rental equipment included approximately 1,150,000 units. The total original equipment cost of our fleet, based on the initial consideration paid, was $24.8 billion as of September 30, 2026. The fleet includes:
•
General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment. In 2025, general construction and industrial equipment accounted for 39 percent of our equipment rental revenue;

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Aerial work platforms, such as boom lifts and scissor lifts. In 2025, aerial work platforms accounted for 22 percent of our equipment rental revenue;

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General tools and light equipment, such as pressure washers, water pumps and power tools. In 2025, general tools and light equipment accounted for 9 percent of our equipment rental revenue;

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Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2025, trench safety equipment accounted for 5 percent of our equipment rental revenue;

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Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2025, power and HVAC equipment accounted for 11 percent of our equipment rental revenue;

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Fluid solutions equipment, primarily used for fluid containment, transfer and treatment. In 2025, fluid solutions equipment accounted for 7 percent of our equipment rental revenue;

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Mobile storage equipment and modular office space.   In 2025, mobile storage equipment and modular office space accounted for 3 percent of our equipment rental revenue; and

•
Surface protection mats.   In 2025, surface protection mats accounted for 4 percent of our equipment rental revenue.

In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.
Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

INFORMATION REGARDING THE ISSUER AND GUARANTOR
For the year ended December 31, 2025 and the nine months ended September 30, 2026, the Guarantor’s subsidiaries other than URNA represented approximately 9% of our consolidated revenues and approximately 12% and 11% of our consolidated net income, respectively. As of December 31, 2025 and September 30, 2026, those subsidiaries represented approximately 22% of our consolidated total assets and approximately 15% and 14% of our consolidated total liabilities, respectively.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE
We may use this prospectus to offer from time to time:
•
Debt securities.   URNA may issue debt securities, which may be senior, senior subordinated or subordinated. The debt securities may be convertible into, or exchangeable for, the Guarantor’s common stock, preferred stock or other securities. The Guarantor will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The senior debt securities of URNA will rank equally in right of payment with any of URNA’s other senior unsecured debt. The terms of any subordination applicable to the senior subordinated or subordinated debt securities of URNA will be described in the applicable prospectus supplement.

•
Shares of common stock, par value $0.01 per share, of the Guarantor.

•
Shares of preferred stock, par value $0.01 per share, of the Guarantor. The preferred stock may be convertible into, or exchangeable for, other series of the Guarantor’s preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

•
Warrants.   These warrants may be issued by the Guarantor for the purchase of debt securities of URNA, common stock of the Guarantor or preferred stock of the Guarantor. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

DESCRIPTION OF DEBT SECURITIES
In this description, “we,” “us” and “our” refer to URNA and not to any of its subsidiaries, as the issuer of the applicable series of debt securities and the “Parent Guarantor” refers to United Rentals, Inc. and not to any of its subsidiaries.
Unless otherwise specified in the applicable prospectus supplement, debt securities of URNA will be issued in one or more series under an indenture, to be entered into between URNA and one or more trustees, a form of which will be filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indenture governing the notes issued by URNA is referred to as the “indenture” in this description, and the trustee for the notes issued by URNA is referred to as the “trustee” in this description.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any such supplements and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
General
The debt securities will be unsecured general obligations of URNA. Unless otherwise specified in the applicable prospectus supplement, the indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of URNA. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:
•
the issuer and the title of the debt securities;

•
the aggregate principal amount of the debt securities and any limit thereon;

•
the price or prices at which such debt securities will be sold;

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the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•
any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•
any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

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any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•
any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•
certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;

•
any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•
whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
the date as of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;

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the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

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if issued as original issue discount securities, the amount of discount;

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the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

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any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

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the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

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any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

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any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

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whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;

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any restriction or condition on the transferability of the debt securities;

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any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

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any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•
any other terms of the debt securities and, if applicable, the guarantees thereof.

Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by URNA will be fully and unconditionally guaranteed by the Parent Guarantor. The obligations of the Parent Guarantor under its guarantee will be limited as necessary to prevent such guarantees from constituting a fraudulent conveyance under applicable law.
Limitation on Liens
Subject to the defeasance and covenant defeasance provisions described under “— Defeasance and Covenant Defeasance,” neither the Parent Guarantor nor any of its Subsidiaries will create, incur, issue, assume or guarantee (collectively, “incur”), any Debt secured by a Lien, other than a Permitted Lien (as defined below), upon any Principal Property or the Capital Stock of any Subsidiary that owns any Principal Property without equally and ratably securing any debt securities then outstanding (for so long as such Debt is so secured). Any of the following Liens is a “Permitted Lien”:
(1)
Liens securing any Hedging Obligations between the Parent Guarantor and any of its Subsidiaries, on the one hand, and one or more Persons that are, at the time such Hedging Obligations are entered into, lenders under one or more Credit Facilities of the Parent Guarantor or any of its Subsidiaries (or affiliates of such lenders), on the other hand, which Liens encumber assets that are also subject to Liens securing Debt under Credit Facilities;

(2)
Liens on Capital Stock in any joint venture owned by the Parent Guarantor or any of its Subsidiaries securing Debt of such joint venture;

(3)
Liens in favor of the Parent Guarantor or any of its Subsidiaries, including, without limitation, Liens securing Debt between or among the Parent Guarantor and any of its Subsidiaries;

(4)
Liens securing Debt under Credit Facilities in an aggregate principal amount that, together with the aggregate amount of outstanding Debt secured by Liens pursuant to clause (23) that extended, renewed, substituted or replaced Debt originally secured by Liens pursuant to this clause (4) (or successively extended, renewed, substituted or replaced Debt secured by Liens pursuant to clause (23) that was originally secured by Liens pursuant to this clause (4)), do not exceed the greater of (i) $12.1 billion and (ii) the Borrowing Base at the time of incurrence;
(5)
Liens consisting of an agreement to sell, transfer or dispose of any asset or property to the extent not prohibited by the covenant under “Merger, Consolidation or Sale of Assets”;

(6)
Liens created in connection with any equity interest repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to an equity interest repurchase program;

(7)
(A) Liens on any Principal Property or on the Capital Stock of a Person holding such Principal Property to secure Debt existing at the time of the acquisition of such Principal Property or Capital Stock of such Person holding such Principal Property and (B) Liens created prior to, contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration, construction or commencement of full operation of any Principal Property (whichever is latest) to secure debt incurred for the purposes of payment of the purchase price of such Principal Property or the cost of such improvement, alteration, construction or commencement of full operation; provided, in the case of clauses (A) and (B), that such Liens do not extend to any Principal Property or any Capital Stock of any Subsidiary that owns any Principal Property other than (i) in the case of clause (A) such Principal Property so acquired or the Capital Stock of such Person so acquired and (ii) in the case of clause (B), such Principal Property so acquired, improved, altered, constructed or operationalized;

(8)
Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the applicable Subsidiary of the Parent Guarantor;

(9)
Liens on assets of any Person existing at the time such Person becomes a Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of the Parent Guarantor and do not extend to any assets other than those of the Person that became a Subsidiary of the Parent Guarantor;

(10)
Liens of sellers of goods to the Parent Guarantor or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

(11)
Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(12)
Liens created or assumed in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits and other social security laws or similar laws or regulations (other than Liens arising under the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder), including cash collateral for obligations in respect of letters of credit, guarantee obligations or similar instruments related to the foregoing and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business, or to secure the performance of bids, tenders or trade contracts (including, but not limited to, insurance contracts), leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;

(13)
Liens with respect to landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, processors’, workman’s, repairmen’s and other like Liens imposed by law, securing obligations that are not overdue by more than 60 days or are being contested;

(14)
Liens arising out of litigation or judgments being contested;

(15)
Liens imposed by law for taxes, assessments or governmental charges or levies that (i) are not yet delinquent or are being contested in good faith by appropriate proceedings or for which adequate reserves have been set aside in accordance with GAAP or other applicable accounting rules or (ii) would not reasonably be expected to have a material adverse effect on the Parent Guarantor and its Subsidiaries taken as a whole;

(16)
any interest or title of a lessor, sublessor, lessee, sublessee, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business;

(17)
Liens existing on the issue date of the applicable series of debt securities;

(18)
Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or improvements, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financing;

(19)
zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor and its Subsidiaries taken as a whole;

(20)
Liens in connection with the operation of cash management programs and any statutory or common law provision relating to banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and not with the intent of granting security;

(21)
Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code;

(22)
Liens securing Debt in an aggregate principal amount that, together with (i) the aggregate principal amount of outstanding Attributable Debt in respect of Sale/Leaseback Transactions entered into pursuant to the covenant under “— Limitation on Sale/Leaseback Transactions” and (ii) the aggregate amount of outstanding Debt secured by Liens pursuant to clause (23) that extended, renewed, substituted or replaced Debt originally secured by Liens pursuant to this clause (22) (or successively extended, renewed, substituted or replaced Debt secured by Liens pursuant to clause (23) that was originally secured by Liens pursuant to this clause (22)), do not exceed the greater of (A) $3.24 billion and (B) 15.0% of Consolidated Net Tangible Assets at the time of incurrence; and

(23)
any extension, renewal, substitution or replacement (and successive extensions, renewals, substitutions and replacements), in whole or in part, of any Lien that was previously so secured, and permitted to be secured under the indenture; provided that (a) such extension, renewal, substitution or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the principal amount of the Debt secured by the new Lien is not greater than the principal amount of any Debt secured by the Lien that is refinanced, replaced, refunded, renewed, exchanged, substituted, repaid or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such refinancing, replacement, refunding, renewal, exchange, repayment or extension.

For purposes of determining compliance with this covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, URNA shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this covenant; provided, however, that any Liens under the ABL Credit Agreement existing on the issue date of the applicable series of debt securities shall be deemed to be incurred under clause (4) above and may not be reclassified.
Any Lien created for the benefit of the holders of the debt securities pursuant to this covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien giving rise to the obligation to equally and ratably secure the debt securities.
Limitation on Sale/Leaseback Transactions
Except as described under “— Defeasance and Covenant Defeasance,” the Parent Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years, other than leases between or among the Parent Guarantor and its Subsidiaries, unless:
(1)
the Parent Guarantor and/or such Subsidiary or Subsidiaries would be entitled to incur Debt in an amount equal to or greater than the Attributable Debt in respect of such Sale/Leaseback Transaction, secured by a Lien on such Principal Property without being required to secure the debt securities in accordance with the covenant under “— Limitation on Liens”; and

(2)
within 180 days after such Sale/Leaseback Transaction, the Parent Guarantor or such Subsidiary applies an amount equal to the net proceeds of such Sale/Leaseback Transaction to the retirement of funded Debt of Parent Guarantor or any of its Subsidiaries or the purchase, acquisition or, in the case of real property, construction of other property that will constitute Principal Property, provided, however, that the amount to be applied to the retirement of funded Debt shall be reduced by (a) the principal amount of any debt securities delivered within 180 days after such sale to the trustee for retirement and cancellation, and (b) the principal amount of such funded Debt, other than debt securities, voluntarily retired by the Parent Guarantor or any of its Subsidiaries within 180 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Merger, Consolidation or Sale of Assets
U RNA may not consolidate with or merge with or into any other person, or sell, lease, transfer or otherwise dispose of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole, to any other person (but excluding a sale, lease, transfer or other disposition to the Parent Guarantor or any of its subsidiaries) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and is treated as a corporation for U.S. federal income tax purposes (or, if such entity is not treated as a corporation for U.S. federal income tax purposes, URNA shall have delivered to the trustee an opinion of counsel of a nationally recognized tax counsel to the effect that the beneficial owners of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such consolidation, merger, sale, lease, transfer or other disposition and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consolidation, merger, sale, lease, transfer or other disposition had not occurred) and:
•
in the case of a merger, URNA is the continuing person; or

•
in case URNA consolidates with or merges into another person (and URNA is not the continuing person), or sells, leases, transfers or otherwise disposes of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole, to another person (other than the Parent Guarantor), the person formed by such consolidation or into which URNA is merged or the person that acquires by sale, lease, transfer or other disposition of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole, will assume, by a supplemental indenture executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the debt securities, and URNA’s other obligations under the indenture and the debt securities; and
•
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor person, upon executing such supplemental indenture, will succeed to URNA with the same effect as if it had been an original party hereto and to the debt securities (which succession shall (except in the case of a lease of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole) relieve URNA of all liabilities and discharge URNA from all obligations and covenants, in each case under the indenture and the debt securities), and such successor person will possess and from time to time may exercise each and every power hereunder of URNA, and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of URNA may be done or performed with like force and effect by the like board or officer of such successor person. In case of any such consolidation, merger, sale, lease, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the debt securities thereafter to be issued as may be appropriate.
The Parent Guarantor may not consolidate with or merge with or into any other person, or sell, lease, transfer or otherwise dispose of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole, to any other person (but excluding a sale, lease, transfer or other disposition to any subsidiary of the Parent Guarantor) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:
•
in the case of a merger, the Parent Guarantor is the continuing person; or

•
in case the Parent Guarantor consolidates with or merges into another person (and the Parent Guarantor is not the continuing person), or sells, leases, transfers or otherwise disposes of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole, to another person, the person formed by such consolidation or into which the Parent Guarantor is merged or the person that acquires by sale, lease, transfer or other disposition of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole, will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and the Parent Guarantor’s other obligations under the indenture; and

•
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor person, upon executing such supplemental indenture, will succeed to the Parent Guarantor with the same effect as if it had been an original party hereto (which succession shall (except in the case of a lease of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole) relieve the Parent Guarantor of all liabilities and discharge the Parent Guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor person will possess and from time to time may exercise each and every power hereunder of the Parent Guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the Parent Guarantor may be done or performed with like force and effect by the like board or officer of such successor person. In case of any such consolidation, merger, sale, lease, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the debt securities thereafter to be issued as appropriate.
To the extent there is any subsidiary guarantor, no subsidiary guarantor may consolidate with or merge with or into any other person, or sell, lease, transfer or otherwise dispose of all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole, to any other person

(other than the Parent Guarantor or any of its subsidiaries) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:
•
in the case of a merger, it, URNA, the Parent Guarantor or any other subsidiary guarantor is the continuing person; or

•
in case a subsidiary guarantor consolidates with or merges into another person (and a subsidiary guarantor, URNA or the Parent Guarantor is not the continuing person), or sells, leases, transfers or otherwise disposes of all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole, to another person (other than the Parent Guarantor or any of its subsidiaries), the person formed by such consolidation or into which it is merged or the person that acquires by sale, lease, transfer or other disposition all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole, will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and such subsidiary guarantor’s other obligations under the indenture; and

•
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture, provided, that the foregoing paragraph shall not apply to a transaction pursuant to which such subsidiary guarantor shall be released from its obligations under its guarantee and the indenture in accordance with the indenture.
Every such successor person, upon executing such supplemental indenture, will succeed to the subsidiary guarantor with the same effect as if it had been an original party to the indenture (which succession shall (except in the case of a lease of all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole) relieve the applicable subsidiary guarantor of all liabilities and discharge the applicable subsidiary guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor person will possess and from time to time may exercise each and every power hereunder of the applicable subsidiary guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the applicable subsidiary guarantor may be done or performed with like force and effect by the like board or officer of such successor person.
Notwithstanding the foregoing, (i) the Parent Guarantor, URNA or any subsidiary guarantor may sell, lease, transfer or otherwise dispose of all or part of its properties and assets to the Parent Guarantor or any of its subsidiaries, (ii) the Parent Guarantor or any subsidiary guarantor may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia and (iii) any subsidiary guarantor may consolidate with or merge with or into, or sell, lease, transfer or otherwise dispose of all or part of its properties and assets to URNA, the Parent Guarantor or another subsidiary guarantor or person that becomes a subsidiary guarantor.
There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
•
our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us or, if applicable, the Parent Guarantor with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

•
our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

•
our or the Parent Guarantor’s failure to perform, or our or the Parent Guarantor’s breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days (or, solely in the case of default in the performance or breach of reporting obligations by the Parent Guarantor, 180 days) after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach, requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

•
default or defaults under one or more indentures or instruments for indebtedness for borrowed money under which we or any of our Significant Subsidiaries (as defined in the indenture) have outstanding an aggregate principal amount of at least $300,000,000 and either (A) such indebtedness is already due and payable in full or (B) such default or defaults results in an acceleration of the payment of the maturity of such indebtedness; provided, however, that no default or event of default will be deemed to occur with respect to any such accelerated indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

•
the guarantee of the Parent Guarantor or any Significant Subsidiary with respect to any series of debt securities is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or the Parent Guarantor or any Significant Subsidiary denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series in writing, in each case other than by reason of release pursuant to the terms of the indenture or the terms of any other documents with respect to such series of debt securities and such event continues for ten business days;

•
specified events involving URNA’s, the Parent Guarantor’s or any Significant Subsidiary’s bankruptcy, insolvency or reorganization; or

•
any other event of default we may provide for that series of debt securities.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture will provide that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture will provide that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series.
The indenture will provide that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture will also provide that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction. A notice of default may not be given with respect to any action taken and reported publicly or to the holders of the debt securities of the applicable series more than two years prior to such notice of default.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by an event of default voting together as a single class have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of each such series.
The indenture will require URNA, prior to April 30 in each year, commencing with the year beginning on January 1, 2027 (or within 120 days after the end of URNA’s fiscal year), to furnish to the trustee a statement as to compliance with the indenture.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture will permit us and the trustee, with the consent of (i) the holders of not less than a majority in principal amount of the outstanding debt securities voting as a single class or (ii) if fewer than all of the series of the outstanding debt securities are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding debt securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
•
change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•
adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of URNA, on or after the redemption date;

•
change the currency in which the principal of, any premium or interest on, any debt security is payable;

•
reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences;

•
make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change; or

•
if the debt securities of any series are convertible or exchangeable into any other securities or property of URNA or any affiliate, make any change that adversely affects in any material respect the right to convert or exchange any debt security of such series (except as permitted by the indenture) or decrease the conversion or exchange rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
•
to convey, transfer, assign, mortgage or pledge to the trustee as security for all or any series of debt securities any property or assets that we may desire;

•
to evidence the succession of another entity to the applicable issuer or any guarantor of the debt securities or its successors, as applicable, and the assumption by the successor entity of the covenants, agreements and obligations of the applicable issuer or any guarantor of all or any series of debt securities, as applicable;

•
to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

•
to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

•
to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•
to cure any ambiguity, omission, mistake, defect or inconsistency;

•
to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;

•
to establish the form and terms of debt securities of any series issued under the indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement of the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;
•
to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

•
to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;

•
to secure the debt securities or guarantees of all or any series or to release or discharge security for the debt securities in accordance with the terms of the applicable series of debt securities;

•
to comply with the applicable procedures of the applicable depositary;

•
to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•
to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in principal amount of the outstanding debt securities of all series affected by our noncompliance with certain restrictive provisions of the indenture voting as a single class may waive our compliance with such provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of all series with respect to which a default has occurred and is continuing voting together as a single class may, on behalf of all holders of debt securities of each such series, waive any past default under the indenture with respect to the debt securities of each such series and its consequences, except, unless otherwise specified in the indenture, no such waiver will be permitted with respect to any default of any provision which, under the terms of the indenture, cannot be modified or amended without consent of the holder of each outstanding debt security in a series so affected (including a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities).
Satisfaction and Discharge
Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities and the Parent Guarantor of such debt securities shall be automatically discharged, released from and relieved of all of its obligations under its guarantee of such debt securities, when:
•
either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation, including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be; provided that in connection with any redemption that requires the payment of the premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to such premium calculated as of the date of the deposit, with any deficit as of the redemption date only required to be deposited with the trustee on or prior to 11:00 a.m. Eastern Time on the redemption date;
•
we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•
the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance
We may elect with respect to debt securities of any series issued under the indenture either:
•
to defease and be discharged from all of our obligations with respect to the outstanding debt securities of such series (“defeasance”), except for, among other things,

•
the obligation to register the transfer or exchange of debt securities of such series,

•
the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series,

•
the obligation to maintain an office or agency in respect of debt securities of such series, and

•
the obligation to hold monies for payment in trust; or

•
to be released from our obligations, and the Parent Guarantor to be released from its obligations, with respect to debt securities of any series under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable trustee at the time that we make such election, in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations (determined on the basis of the currency in which such debt securities are then specified as payable) which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
•
in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•
we have received from or there has been published by the Internal Revenue Service a ruling, or

•
since the date of the indenture there has been a change in applicable U.S. federal income tax law,

•
in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the beneficial owners of debt securities of a series then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the beneficial owners of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•
if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date and to provide notice of such redemption to holders of such debt securities as provided in or pursuant to the indenture;
•
no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above; and

•
upon the defeasance or covenant defeasance of URNA’s obligations with respect to the debt securities of any series, the Parent Guarantor of the debt securities of such series shall be automatically released from and relieved of all of its obligations under its guarantee of the debt securities of such series, and the trustee, at the expense of URNA, shall execute proper instruments acknowledging such release and relief with respect to the Parent Guarantor.

In the event covenant defeasance is effected with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law
The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“ABL Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of July 10, 2025, among URNA and certain of its Subsidiaries, as Borrowers, Parent Guarantor and certain of its Subsidiaries, as guarantors, Bank of America, N.A., as agent, U.S. swingline lender and letter of credit issuer, Bank of America, N.A. (acting through its London branch), as ROW swingline lender, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender, Bank of America, N.A. (acting through its Australia branch), as ANZ swingline lender, Bank of America Europe, Designated Activity Company, as European swingline lender, and the lenders and other financial institutions party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith).
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Borrowing Base” means:
(1)
60% of the value of inventory owned by the Parent Guarantor or any of its Subsidiaries, other than rental equipment held for sale or rental; plus

(2)
the lesser of (x) 100% of the net book value of rental equipment of the Parent Guarantor and its Subsidiaries and (y) 85% of the liquidation value of the rental equipment of the Parent Guarantor and its Subsidiaries, in each case, as reasonably determined by URNA from time to time.
“Capital Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a finance lease under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible or exchangeable into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.
“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:
(1)   minority interests in consolidated Subsidiaries held by Persons other than the Parent Guarantor or a Subsidiary;
(2)   treasury stock; and

(3)   cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.
“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Parent Guarantor and its consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:
(1)   all intercompany items between the Parent Guarantor and any Subsidiary; and
(2)   all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.
“Credit Facility” means one or more debt facilities or agreements (including the ABL Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or other purchasers or to special purpose entities formed to borrow from such lenders or other purchasers against such receivables), notes, debentures, letters of credit, the issuance and sale of securities or other debt financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Debt incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Debt or group of lenders or holders of Debt and whether the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Debt” means any indebtedness for borrowed money.
“Fuel Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.
“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.
“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Principal Property” means (1) any office building, distribution facility, warehouse or similar facility (including fixtures incorporated into such facility and including any parcel of real estate or group of contiguous parcels of real estate upon which it is erected) and (2) any parcel of real estate or group of contiguous parcels of real estate, in the case of each of clauses (1) and (2), that is owned by the Parent Guarantor or any of its Subsidiaries and located within the United States, and that individually has a book value on the date on which the determination is being made, without deduction of any depreciation reserves, that exceeds 2% of Consolidated Net Tangible Assets, other than any such office building, distribution facility, warehouse or similar facility or parcel or group of contiguous parcels that the chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer of the Parent Guarantor determines in good faith is not material to the business of the Parent Guarantor and its Subsidiaries taken as a whole.
“Sale/Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Parent Guarantor or a Subsidiary of the Parent Guarantor whereby the Parent Guarantor or a Subsidiary of the Parent Guarantor transfers such Principal Property to a Person (other than the Parent Guarantor or a Subsidiary of the Parent Guarantor) and the Parent Guarantor or a Subsidiary of the Parent Guarantor leases it from such Person.
“Subsidiary” means, as to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and (ii) any other Person (other than a corporation), including a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

DESCRIPTION OF GUARANTEE OF DEBT SECURITIES
The Guarantor will guarantee, fully and unconditionally, the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by URNA whether at maturity, by acceleration, redemption, repurchase or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed debt securities.

DESCRIPTION OF THE GUARANTOR’S COMMON STOCK
The following description of the Guarantor’s common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our seventh amended and restated certificate of incorporation (our “certificate of incorporation”), our third amended and restated by-laws (our “by-laws”) and applicable Delaware law.
General
The Guarantor is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.
As of October 19, 2026, there were 61,916,588 shares of the Guarantor’s common stock, $0.01 par value, outstanding. As of September 30, 2026, there were 508 shares of common stock reserved for issuance pursuant to options granted under our stock option plans.
The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Dividend Rights
Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board of Directors (our “Board”), from legally available funds.
Voting Rights; Declassified Board
Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Pursuant to our certificate of incorporation, all directors are elected annually for one-year terms.
Liquidation Rights
Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.
No Redemption, Conversion or Preemptive Rights; No Sinking Fund Provisions
Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable
When the Guarantor issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock
In certain instances, the issuance of authorized but unissued shares of common stock may have an antitakeover effect. The Board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.
Certain Provisions in our Certificate of Incorporation and By-laws
The Guarantor’s certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) requiring advance notice of stockholder proposals; (iv) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (v) providing that the by-laws may be amended by the Board; and (vi) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.
Section 203 of the Delaware General Corporation Law
The Guarantor is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Guarantor and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Guarantor outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•
the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing
The Guarantor’s common stock is traded on the New York Stock Exchange and trades under the symbol “URI”.
Transfer Agent
The transfer agent for our shares of common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE GUARANTOR’S PREFERRED STOCK
The following description of the Guarantor’s preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.
General
The Guarantor is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.
Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preferred stock, our Board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of the Guarantor.
Terms Contained in the Prospectus Supplement
The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:
•
the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•
the initial public offering price at which we will issue the preferred stock;

•
whether the shares will be listed on any securities exchange;

•
the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•
any voting rights;

•
any conversion rights;

•
any redemption or sinking fund provisions;

•
the amount of liquidation preference per share; and

•
any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.
No Preemptive Rights
The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable
When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.
Issuance of Preferred Stock
In certain instances, the issuance of authorized but unissued shares of preferred stock may have an antitakeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF THE GUARANTOR’S WARRANTS
The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.
General
We may issue warrants for the purchase of debt securities of URNA, common stock of the Guarantor or preferred stock of the Guarantor. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.
Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.
The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:
•
the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
the offering price;

•
the aggregate number of warrants;

•
whether the warrants or related securities will be listed on any securities exchange;

•
the currency for which such warrants may be purchased;

•
the date on which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities of URNA, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•
the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•
the terms of the securities issuable upon exercise of those warrants;

•
provisions for changes to or adjustments in the exercise price;

•
whether the warrants will be issued in global or certificated form; and

•
any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities of URNA, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.
Antidilution Provisions
In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:
•
the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

•
the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

•
any distribution by us to our stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•
any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.
Modification
We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:
•
curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•
evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•
appointing a successor depositary, if the warrants are issued in the form of global securities;

•
evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•
adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•
issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•
amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:
•
changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•
shortens the time period during which the warrants may be exercised;

•
otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•
reduces the number of unexercised warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets
Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:
•
either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•
we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.
Replacement of Warrant Certificates
We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title
We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and any applicable prospectus supplements:
•
through underwriters or dealers;

•
through agents;

•
directly to purchasers; or

•
through a combination of any such methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices that may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.
The applicable prospectus supplement relating to the securities will set forth:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us, if any, from such sale;

•
any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•
any securities exchanges on which the securities may be listed.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement are delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

United Rentals, Inc.
Common Stock
Preferred Stock
Warrants
United Rentals (North America), Inc.
Debt Securities
(and guarantees thereon)

PROSPECTUS
October 23, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is a statement of the estimated expenses to be incurred by the registrants in connection with the distribution of the securities registered under this registration statement:
Amount to be paid
SEC registration fee	(1)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Accounting fees and expenses	(2)
Printing costs	(2)
Miscellaneous	(2)
Total	(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement.

(2)
Estimated amounts of fees and expenses to be incurred in connection with any offering pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Delaware Registrants
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability: (i) for any breach of such director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in the case of a director, under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); (iv) for any transaction from which such director or officer derived an improper personal benefit; or (v) in the case of an officer, in any action by or in the right of the corporation. The certificate of incorporation of United Rentals, Inc. (the “Guarantor”) eliminates and limits such personal liability of its directors and officers to the fullest extent permitted by the DGCL. The certificate of incorporation of United Rentals (North America), Inc. (“URNA”) eliminates and limits such personal liability of its directors under such terms. Further, the certificate of incorporation of the Guarantor provides that, if the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors or officers, the liability of a director or officer of the Guarantor will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. The certificate of incorporation of URNA provides similarly with respect to the personal liability of URNA’s directors.
Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof), the stockholders or by independent legal counsel in a written opinion, although a present or former director or officer who is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to repay such expenses if it is ultimately determined that the person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
The certificate of incorporation of URNA provides for indemnification of its directors and officers to the fullest extent permitted by law. In addition, the by-laws of URNA provide for indemnification of its directors, officers and employees to the fullest extent permitted by Delaware law and for the prompt advancement or reimbursement of reasonable expenses incurred in defending covered proceedings upon receipt of an undertaking to repay such amounts if it is ultimately determined that the indemnitee is not entitled to indemnification, in each case subject to the procedures and conditions set forth therein.
The Guarantor has entered into indemnification agreements with its directors and officers. In general, these agreements require the Guarantor to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Guarantor or guaranteed any obligations of the Guarantor; provided, however, that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Guarantor, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Guarantor due to willful misconduct in the performance of his duties to the Guarantor (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).
Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Consistent with the DGCL, the Guarantor has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item 16.   Exhibits
(a)
The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Seventh Amended and Restated Certificate of Incorporation of United Rentals, Inc., dated May 9, 2024 (incorporated by reference to Exhibit 3.1 of the United Rentals, Inc. and United Rentals (North America), Inc. Current Report on Form 8-K filed on May 9, 2024)
3.2	Third Amended and Restated By-Laws of United Rentals, Inc., amended as of December 19, 2022 (incorporated by reference to Exhibit 3.1 of the United Rentals, Inc. and United Rentals (North America), Inc. Current Report on Form 8-K filed on December 20, 2022)
3.3	Restated Certificate of Incorporation of United Rentals (North America), Inc., dated April 30, 2012 (incorporated by reference to Exhibit 3(c) of the United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 2013)
3.4	By-laws of United Rentals (North America), Inc., dated May 8, 2013 (incorporated by reference to Exhibit 3(d) of the United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 2013)
4.1	Form of Certificate representing United Rentals, Inc. Common Stock (incorporated by reference to Exhibit 4 of Amendment No. 2 to the United Rentals, Inc. registration statement on Form S-1, Registration No. 333-39117, filed on December 3, 1997)
4.2	Form of Certificate of Designations*
4.3	Form of Indenture, among United Rentals (North America), Inc., as Issuer, United Rentals, Inc., as Guarantor, and Truist Bank, as Trustee
4.4	Form of Debt Securities of United Rentals (North America), Inc.*
4.5	Form of Warrant Agreement*
4.6	Form of Warrant Certificate (included in Exhibit 4.5)*
5.1	Opinion of Sullivan & Cromwell LLP
22.1	List of Subsidiary Issuers and Guarantors of Guaranteed Securities
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Truist Bank, as Trustee with respect to Exhibit 4.3
107	Filing Fee Table

*
If applicable, to be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.   Undertakings
Each of the undersigned registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 23rd day of October, 2026.
UNITED RENTALS, INC.
By:
/s/ Joli L. Gross

Name:
Joli L. Gross

Title:
Senior Vice President, Chief Legal & Sustainability Officer and Corporate Secretary

POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of October, 2026.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Michael J. Kneeland Michael J. Kneeland	Chairman of the Board of Directors
/s/ William E. Grace William E. Grace	Chief Financial Officer (Principal Financial Officer)
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
/s/ Julie M. Heuer Brandt Julie M. Heuer Brandt	Director
/s/ Marc A. Bruno Marc A. Bruno	Director
/s/ Larry D. De Shon Larry D. De Shon	Director

Signature	Title(s)
/s/ Kim Harris Jones Kim Harris Jones	Director
/s/ Terri L. Kelly Terri L. Kelly	Director
/s/ Francisco J. Lopez-Balboa Francisco J. Lopez-Balboa	Director
/s/ Gracia C. Martore Gracia C. Martore	Director
/s/ Shiv Singh Shiv Singh	Director
/s/ Alexander R. Taussig Alexander R. Taussig	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 23rd day of October, 2026.
UNITED RENTALS (NORTH AMERICA), INC.
By:
/s/ Joli L. Gross

Name:
Joli L. Gross

Title:
Senior Vice President, Chief Legal & Sustainability Officer and Corporate Secretary

POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of October, 2026.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ William E. Grace William E. Grace	Director and Chief Financial Officer (Principal Financial Officer)
/s/ Joli L. Gross Joli L. Gross	Director
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
/s/ Sybil F. Collins Sybil F. Collins	Director
/s/ Craig A. Pintoff Craig A. Pintoff	Director